UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2014, the Board of Directors (the “Board”) of First Physicians Capital Group, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws to provide that all shares of capital stock issued after October 15, 2014 will be uncertificated, except as otherwise provided for in a resolution approved by the Board.

The foregoing summary of the Company’s Third Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 5.07.	Submission of Matters for a Vote of Security Holders

On October 15, 2014, the Company held its annual meeting of stockholders (the “Meeting”). On all matters at the Meeting, the holders of the Company’s common stock (the “Common Stock”), together with holders of the Company’s Series 1-A Convertible Preferred Stock, Series 2-A Convertible Preferred Stock, Series 5-A Convertible Preferred Stock and Series 6-A Convertible Preferred Stock (collectively, the “Preferred Stock”) voted as a single class. The votes of holders of outstanding Common Stock plus the votes of Preferred Stock equaled 64,882,753 votes (the “Eligible Votes”). In addition, the holders of Common Stock voted separately on Proposal No. 1 regarding an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split (as defined below). The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Meeting were as follows:

Proposal No. 1 Amendment of Certificate of Incorporation to Effect a Reverse Stock Split. The stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-2,000 shares (the “Reverse Stock Split”). The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Common Stock	10,839,680	457,432	1,986	1,039,258
Eligible Votes	42,673,239	1,775,832	1,986	1,039,258

Proposal No. 2 Election of Directors. All of the nominees for director were elected to serve for a one-year term and to serve until the next annual meeting in which their successors are elected, or, if earlier, until their retirement, resignation or removal. The results of the election were as follows:

Name of Director	For	Withheld	Broker Non-Votes
William A. Houlihan	42,155,886	2,295,171	1,039,258
Sean Kirrane	42,860,285	1,590,772	1,039,258
Brian Potiker	42,860,285	1,590,772	1,039,258
Robert N. Schwartz, Ph.D.	42,903,929	1,547,128	1,039,258
Richardson E. Sells	42,860,286	1,590,771	1,039,258

Proposal No. 3 Advisory Vote on Frequency of Executive Compensation Vote. The stockholders recommended, on a non-binding, advisory basis, that the Company hold future non-binding, advisory votes on executive compensation every three years. The results of the advisory vote were as follows:

Every Year	Every Other Year	Every Three Years	Abstain	Broker Non-Votes
6,689,838	14,458	37,289,057	457,704	1,039,258

The Board has considered these results and determined that if the Company were to continue to have a class of securities registered under the Securities Exchange Act of 1934, as amended, it would hold a non-binding, advisory vote on the frequency of advisory votes on executive compensation every three years until the next required advisory vote on executive compensation. However, because Proposal No. 1 was approved and the Company intends to deregister the Common Stock following the effectiveness of the Reverse Stock Split, the Company does not presently intend to hold advisory stockholder votes on executive compensation in the future.

Proposal No. 4 Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The results of the non-binding, advisory vote were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,996,054	1,172,876	1,282,127	1,039,258

Proposal No. 5 Ratification of Independent Public Accounting Firm. The stockholders ratified the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014. The vote on the ratification was as follows:

For	Against	Abstain
43,594,311	1,460,109	435,895

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws, effective October 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: October 21, 2014	By:	/s/ Sean Kirrane
Sean Kirrane
President and Chief Executive Officer